                                                                  Exhibit 99(a)


               Report of Ernst & Young LLP, Independent Auditors


Shareholders and Board of Directors
Indiana Federal Corporation


We have audited the accompanying consolidated statements of condition of Indiana Federal Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Indiana Federal Corporation and subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

As discussed in Note A to the consolidated financial statements, in 1994, the Corporation changed its method of accounting for investments and mortgage-backed securities.

/s/ Ernst & Young LLP
------------------------------
Ernst & Young LLP


Chicago, Illinois
February 28, 1997


                           Consolidated Statements of Condition
                       Indiana Federal Corporation and Subsidiaries

                                                                    December 31,
                                                          ------------------------------
Assets                                                          1996             1995
                                                          -------------    -------------
Cash and cash equivalents:
   Cash ...............................................   $  25,820,066    $  22,894,745
   Interest-bearing deposits in other institutions ....          66,473          178,207
   Federal funds loaned ...............................            --          5,375,000
                                                          -------------    -------------
     Total cash and cash equivalents ..................      25,886,539       28,447,952
Investment securities available-for-sale  (Note C) ....      86,432,613       72,672,893
Mortgage-backed securities available-for-sale  (Note C)      43,281,163       26,737,343
Loans receivable, net  (Note D) .......................     621,583,734      522,692,957
Loans held for sale ...................................       1,969,697       16,044,609
Real estate held for sale, acquired through foreclosure       3,308,412        4,413,617
Office properties and equipment  (Note E) .............      10,476,611       10,919,615
Federal Home Loan Bank stock  (Note G) ................       8,173,300        7,739,700
Accrued interest receivable ...........................       5,558,283        5,005,115
Other assets ..........................................      30,154,326       26,659,289
                                                          -------------    -------------
     Total assets .....................................   $ 836,824,678    $ 721,333,090
                                                          =============    =============
Liabilities and Shareholders' Equity

Deposits  (Note F) ....................................   $ 569,077,995    $ 532,895,925
Federal Home Loan Bank advances and other
   borrowings  (Note G) ...............................     192,799,821      114,105,475
Advance payments by borrowers for taxes and
   insurance ..........................................       1,175,407        1,409,051
Other liabilities .....................................       2,405,175        2,192,463
                                                          -------------    -------------
     Total liabilities ................................     765,458,398      650,602,914
Shareholders' equity:  (Note I)
   Serial Preferred Stock, par value $.01 per share;
     authorized:  5,000,000 shares; issued: none ......            --               --
   Common Stock, par value $.01 per share;
     authorized:  10,000,000 shares; issued:
     1996-- 5,878,530 shares; 1995-- 5,823,946 shares .          58,785           58,239
   Additional paid-in capital .........................      27,729,839       27,428,077
   Retained earnings ..................................      52,174,772       51,443,400
   Treasury Stock, at cost:
     1996-- 1,109,999 shares; 1995-- 1,103,000 shares .      (8,754,075)      (8,628,949)
   Unrealized gains on available-for-sale
     securities, net of tax ...........................         360,055          779,343
   Guaranteed ESOP obligation  (Note K) ...............        (203,096)        (349,934)
                                                          -------------    -------------
     Total shareholders' equity .......................      71,366,280       70,730,176
                                                          -------------    -------------
     Total liabilities and shareholders' equity .......   $ 836,824,678    $ 721,333,090
                                                          =============    =============

                     See notes to consolidated financial statements.

                                    Consolidated Statements of Income
                               Indiana Federal Corporation and Subsidiaries


                                                                      Year Ended December 31,
                                                        ------------------------------------------------
                                                             1996              1995             1994
                                                        ------------------------------------------------
Interest Income
   Interest on loans ..............................     $ 48,912,728      $ 46,895,003      $ 35,298,055
   Interest and dividends on investment securities         5,565,122         6,356,988         5,861,053
   Interest on mortgage-backed securities .........        2,381,331         1,918,224         2,414,080
                                                        ------------      ------------      ------------
     Total interest income ........................       56,859,181        55,170,215        43,573,188

Interest Expense
   Interest on deposits  (Note F) .................       24,438,454        22,423,077        16,479,561
   Interest on FHLB advances and other borrowings .        7,421,227         7,432,380         5,885,818
                                                        ------------      ------------      ------------
     Total interest expense .......................       31,859,681        29,855,457        22,365,379
                                                        ------------      ------------      ------------
     Net interest income ..........................       24,999,500        25,314,758        21,207,809

Provision for Loan Losses .........................        1,115,000           176,967           178,822
                                                        ------------      ------------      ------------
     Net interest income after
     provision for loan losses ....................       23,884,500        25,137,791        21,028,987

Other Income
   Commissions on sales of insurance and securities        1,654,691         1,137,694         1,099,411
   Net gains (losses) on real estate owned ........         (495,244)         (449,920)           33,789
   Loss on sale of mortgage loans .................         (477,510)          (60,673)          (25,012)
   Net gain on sale of securities .................           55,059           439,715            69,991
   Gain on sale of mortgage loan servicing ........             --                --             400,378
   Customer service fees ..........................        1,690,532         1,612,093         1,073,594
   Other ..........................................        1,922,560         2,000,253         1,819,131
                                                        ------------      ------------      ------------
     Total other income ...........................        4,350,088         4,679,162         4,471,282

                                    Consolidated Statements of Income
                               Indiana Federal Corporation and Subsidiaries
                                               (continued)


                                                                      Year Ended December 31,
                                                        ------------------------------------------------
                                                             1996              1995             1994
                                                        ------------------------------------------------
Other Expenses
   Salaries and employee benefits .................        8,823,947         8,955,214         7,407,078
   Net occupancy expense ..........................        1,798,254         1,790,539         1,414,343
   Furniture and equipment expense ................        1,637,560         1,659,723         1,090,438
   Federal insurance premiums .....................          886,931         1,149,561           995,013
   SAIF special assessment ........................        2,825,551              --                --
   Marketing ......................................          638,036           691,695           648,695
   Other general and administrative expenses ......        5,841,084         5,948,070         3,616,070
                                                        ------------      ------------      ------------
       Total other expenses .......................       22,451,363        20,194,802        15,171,637
     Income before income taxes ...................        5,783,225         9,622,151        10,328,632
                                                        ------------      ------------      ------------
Income tax expense (Note H) .......................        1,160,700         2,317,861         3,066,357
                                                        ------------      ------------      ------------
       Net income .................................     $  4,622,525      $  7,304,290      $  7,262,275
                                                        ============      ============      ============
Earnings per share ................................     $       0.96      $       1.51      $       1.50
                                                        ============      ============      ============

                             See notes to consolidated financial statements.

                             Consolidated Statements of Shareholders' Equity
                               Indiana Federal Corporation and Subsidiaries

                                                                                                             Unrealized
                                                                                                               Gains
                                                                                                             (Losses) on
                                                          Additional                          Guaranteed     Available-
                                                Common      Paid-in      Retained   Treasury     ESOP         For-Sale
                                                Stock       Capital      Earnings     Stock    Obligation     Securities     Total
                                                -----       -------      --------     -----    ----------     ----------     -----
Balance at December 31, 1993                    $56,400   $25,956,460  $44,297,680 ($6,694,344) ($526,418) $     --     $63,089,778
                                                ------------------------------------------------------------------------------------
Adjustment at January 1, 1994 for unrealized
   gains (losses) on available-for-sale
   securities, net of taxes                                                                                    363,216      363,216
Change in unrealized gains (losses) on
   available-for-sale securities, net of taxes                                                              (2,434,855)  (2,434,855)
Issuance of 95,456 shares of common
   stock upon exercise of stock options             955       842,101                                                       843,056
Cash paid in lieu of fractional shares               (4)       (5,876)                                                       (5,880)
Net income for 1994                                                      7,262,275                                        7,262,275
Payments made on guaranteed ESOP
   obligation                                                                                     116,484                   116,484
Purchase of 97,000 shares of outstanding
   common stock                                                                     (1,534,421)                          (1,534,421)
Common stock dividends-- $.72 per share                                 (3,384,815)                                      (3,384,815)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1994                    $57,351   $26,792,685  $48,175,140 ($8,228,765) ($409,934) ($2,071,639) $64,314,838
                                                ------------------------------------------------------------------------------------
Change in unrealized gains (losses) on
   available-for-sale securities, net of taxes                                                               2,850,982    2,850,982
Issuance of 88,810 shares of common
   stock upon exercise of stock options             888       635,392                                                       636,280
Net income for 1995                                                      7,304,290                                        7,304,290
Payments made on guaranteed ESOP
   obligation                                                                                      60,000                    60,000
Purchase of 24,799 shares of outstanding
   common stock                                                                       (400,184)                            (400,184)
Common stock dividends-- $.86 per share                                 (4,036,030)                                      (4,036,030)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1995                    $58,239    $27,428,077 $51,443,400 ($8,628,949) ($349,934)    $779,343  $70,730,176
                                                ------------------------------------------------------------------------------------
Change in unrealized gains (losses) on
   available-for-sale securities, net of taxes                                                                (419,288)    (419,288)
Issuance of 54,584 shares of common
   stock upon exercise of stock options             546        301,762                                                      302,308
Net income for 1996                                                      4,622,525                                        4,622,525
Payments made on guaranteed ESOP
   obligation                                                                                     146,838                   146,838
Purchase of 6,999 shares of outstanding
   common stock                                                                        (125,126)                           (125,126)
Common stock dividends-- $.82 per share                                 (3,891,153)                                      (3,891,153)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1996                    $58,785    $27,729,839 $52,174,772  ($8,754,075)($203,096)    $360,055  $71,366,280
                                                ===================================================================================
                                          See notes to consolidated financial statements.

                                               Consolidated Statements of Cash Flows
                                            Indiana Federal Corporation and Subsidiaries
                                                                                             Year Ended December 31,
                                                                            -------------------------------------------------------
                                                                                  1996                 1995                 1994
                                                                            -------------------------------------------------------
Operating Activities
   Net income .......................................................       $   4,622,525        $   7,304,290        $   7,262,275
   Adjustments to reconcile net income to net cash
     provided  (used) by operating activities:
     Provision for loan losses ......................................           1,115,000              176,967              178,822
     Originations of loans held for sale ............................         (37,525,140)         (47,354,734)         (24,227,376)
     Proceeds from loans sold .......................................          41,342,511           32,407,338           30,121,564
     Provision for depreciation and amortization ....................           2,150,799            2,261,164            1,140,591
     Amortization of premiums and discounts, net ....................              10,602             (181,030)             186,461
     Proceeds from sales of trading securities ......................          10,154,220            1,974,760           13,610,921
     Purchases of trading securities ................................         (10,170,626)          (1,975,624)         (13,553,200)
     Deferred federal income taxes ..................................            (944,813)             (66,155)             689,204
     (Increase) decrease in interest receivable on loans ............            (553,168)             405,905             (211,451)
     Increase (decrease) in interest payable ........................             358,092              330,711             (154,410)
     Net gain on sale of securities .................................             (55,059)            (439,715)             (69,991)

     Net losses (gains) on real estate owned ........................             495,244              449,920              (33,789)
     Net losses on sale of mortgage loans ...........................             477,510               60,673               25,012
     Net change in other assets and liabilities .....................            (413,276)          (4,979,302)          (2,386,942)
                                                                            -------------        -------------        -------------
       Net cash provided (used) by operating activities .............          11,064,421           (9,624,832)          12,577,691
                                                                            -------------        -------------        -------------
Investing Activities
   Available-for-sale investment securities:
     Purchases ......................................................         (42,858,328)         (28,542,626)        (140,912,453)
Proceeds from settlement of sales ...................................           6,571,875           71,283,634            6,825,156
Proceeds from maturities ............................................           8,928,946            2,500,000           80,470,222
Proceeds from principal payments ....................................          12,929,767            2,323,710                 --
   Held-to-maturity investment securities:
     Principal payments .............................................                --              1,879,652                 --
Proceeds from maturities ............................................                --              4,435,000            3,668,076
   Available-for-sale mortgage-backed securities:
     Purchases ......................................................         (11,792,294)                --                   --
     Proceeds from settlement of sales ..............................                --                   --              2,040,223
     Principal payments .............................................           5,081,239            3,500,000            8,826,291
   Held-to-maturity mortgage-backed securities:
     Proceeds from settlement of sales ..............................                --                   --             80,633,683
     Principal payments .............................................                --              1,095,517            1,923,432
   Purchase of Forrest Holdings Inc. preferred stock ................          (2,500,000)                --                   --
   Purchases of Federal Home Loan Bank stock ........................            (433,600)                --                   --
   Loan originations and principal payments on loans ................         (58,692,430)          18,643,745          (56,005,487)
   Purchases of loans ...............................................         (41,331,499)          (2,877,000)          (4,525,810)
   Purchases of office properties and equipment .....................            (857,483)          (1,437,963)          (1,588,332)
   Proceeds from sales of real estate ...............................             513,361            1,271,401              160,364
   Payment for purchase of American Bancorp Inc.,
     net of cash acquired ...........................................                --                   --              5,170,054
   Payment for purchase of NCB Corp., net of cash acquired ..........                --             (6,841,388)                --
                                                                            -------------        -------------        -------------
     Net cash (used) provided by investing activities ...............        (124,440,446)          67,233,682          (13,314,581)
                                                                            -------------        -------------        -------------

                                               Consolidated Statements of Cash Flows
                                            Indiana Federal Corporation and Subsidiaries
                                                            (continued)

                                                                                             Year Ended December 31,
                                                                            -------------------------------------------------------
                                                                                  1996                 1995                 1994
                                                                            -------------------------------------------------------
Financing Activities
   Net increase (decrease) in non-certificate accounts ..............          14,912,356          (33,488,989)         (14,745,352)
   Net increase (decrease) in certificates of deposit ...............          21,008,687           14,455,311           30,756,131
   Proceeds from Federal Home Loan Bank advances ....................         279,100,000          359,000,000           61,000,000
   Repayments on Federal Home Loan Bank advances ....................        (219,982,566)        (334,747,809)        (116,780,479)
   Net increase (decrease) in other borrowings ......................          19,723,750          (48,730,000)          53,112,500
   Net increase (decrease) in advance payments by borrowers
     for taxes and insurance ........................................            (233,644)            (317,747)              53,440
   Cash dividends ...................................................          (3,891,153)          (4,036,030)          (3,384,815)
   Cash paid in lieu of fractional shares from stock dividend .......                --                   --                 (5,880)
   Purchases of treasury stock ......................................            (125,126)            (400,184)          (1,534,421)
   Exercise of stock options ........................................             302,308              569,280              557,066
                                                                            -------------        -------------        -------------
     Net cash provided (used) by financing activities ...............         110,814,612          (47,696,168)           9,028,190
                                                                            -------------        -------------        -------------
   Increase (decrease) in cash and cash equivalents .................          (2,561,413)           9,912,682            8,291,300
                                                                            -------------        -------------        -------------
   Cash and cash equivalents at beginning of year ...................          28,447,952           18,535,270           10,243,970
                                                                            -------------        -------------        -------------
   Cash and cash equivalents at end of year .........................       $  25,886,539        $  28,447,952        $  18,535,270
                                                                            =============        =============        =============

                             Consolidated Statements of Cash Flows, continued

                                                                        Year Ended December 31,
                                                                -----------------------------------------
                                                                    1996           1995           1994
                                                                -----------------------------------------
Supplemental  Disclosures of Cash Flow
   Information -- Cash paid during the year for:
     Interest:
       Deposits ............................................    $24,177,426    $22,144,979    $16,570,589
       Federal Home Loan Bank advances and other borrowings       7,324,163      7,379,767      5,949,266
                                                                -----------    -----------    -----------
                                                                $31,501,589    $29,524,746    $22,519,855
     Income taxes ..........................................    $ 1,270,536    $ 2,705,000    $ 2,809,158
Supplemental Disclosures of Non-Cash
Investing Activity:
   Loans transferred to real estate owned ..................    $      --      $ 1,500,922    $ 3,367,619
   Loans transferred to held for sale category due to
     borrower conversion of adjustable-rate mortgage loans
     to fixed-rate mortgage loans ..........................    $   262,016    $   251,505    $   682,664
   Loans transferred to mortgage-backed securities .........    $ 9,780,031    $      --      $      --
   Loans originated to finance the sale of real estate owned    $      --      $   962,500    $      --
                                                                ===========    ===========    ===========

                              See notes to consolidated financial statements

                  Indiana Federal Corporation and Subsidiaries
                   Notes to Consolidated Financial Statements


              Note A -- Summary of Significant Accounting Policies

Organization

     Indiana Federal Corporation is a financial services holding company. The Corporation's principal operating subsidiary is Indiana Federal Bank for Savings. The Bank is principally engaged in the business of attracting savings deposits from the general public and investing these funds, together with borrowings and other funds, to originate one- to four-family residential real estate loans, consumer loans, income-producing property real estate loans, and commercial business loans. The Bank conducts its activities from a network of 16 full-service banking centers and 3 loan production offices located in Northwest Indiana.

Principles of Consolidation

     The consolidated financial statements are comprised of the accounts of Indiana Federal Corporation (the "Corporation") and its principal and wholly-owned subsidiaries, Indiana Federal Bank for Savings (the "Bank"), IndFed Mortgage Company, and IFB Investment Services, Inc. All significant inter-company balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to the 1995 and 1994 financial statements to conform to the 1996 presentation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash Equivalents

     Cash equivalents represent highly liquid investments with a maturity of three months or less when purchased.

Trading Account Assets, Investment
Securities, and Mortgage-Backed Securities

     On January 1, 1994, the Corporation adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. Application of SFAS No. 115 resulted in the increase of $363,216 in shareholders' equity as of January 1, 1994, representing the recognition in shareholders' equity of unrealized appreciation, net of deferred income taxes of $143,900, for the Corporation's investment in debt and equity securities determined to be available-for-sale, previously carried at amortized cost or lower of cost or market (LOCOM).

     The carrying amount of securities is dependent upon their classification as held-to-maturity, trading, or available-for-sale. Management determines the appropriate classification of debt securities at the time of purchase. The accounting for securities in each of the three categories is as follows:

     Trading account assets: Trading account assets are held for resale in anticipation of short-term market movements. Trading account assets are stated at fair value with unrealized holding gain (loss) recognized in the income statement as trading account income.

     Securities held-to-maturity and available-for-sale: Debt securities are classified as held-to-maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost.

     Debt securities not classified as held-to-maturity or trading are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholders' equity.

     The amortized cost of debt securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the life of the security. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). Gains and losses on sales of securities are determined by specifically identifying the carrying amount of the securities sold.

     On November 15, 1995, the FASB staff issued a Special Report, "A Guide to Implementation of SFAS No. 115 on Accounting for Certain Investments in Debt and Equity Securities." In accordance with provisions in that Special Report, the Corporation chose to reclassify securities from held-to-maturity to available-for-sale. At the date of transfer, the amortized cost of those securities was $34,357,508 and the unrealized gain on those securities was $696,873, which is included in shareholders' equity.

Non-Accrual Loans

     A loan is classified as non-accrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or when management has serious doubts about further collectibility of principal or interest, even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for interest on loans. Interest received on non-accrual loans generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time, and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Interest on Loans

     Interest on loans is credited to income when earned. An allowance for interest on loans is provided when management considers the collection of these accounts doubtful.

Loan Fees

     Loan origination and commitment fees and certain direct loan origination costs related to loans or commitments originated are deferred and the net amount amortized as an adjustment of the related loan's yield. The Corporation is amortizing deferred amounts over the contractual life of the related loans.

Loans Held for Sale

     Loans held for sale are carried at the lower of aggregate cost or market value.

Real Estate Held for Sale Acquired Through Foreclosure

     Foreclosed assets are comprised of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. A loan is classified as in-substance foreclosure when the Corporation has taken possession of the collateral regardless of whether formal foreclosure proceedings take place.

     Foreclosed assets initially are recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated costs to sell.


Depreciation and Amortization

     Depreciation of office properties and equipment and amortization of leasehold improvements are computed on a straight-line basis over the estimated useful lives of the related assets.

Cost in Excess of the Fair Value of Net Assets Acquired

     Cost in excess of the fair value of net assets acquired less liabilities assumed in connection with the purchase of a branch facility is being charged to operations over its estimated useful life using the straight-line method. The branch purchase premium included in other assets amounted to $485,000 and $606,000 at December 31, 1996 and 1995, respectively.

     In regard to the purchase of NCB Corporation, the Bank recorded goodwill totaling $1,493,363 and a deposit base intangible totaling $1,089,771. At December 31, 1996, the amount of goodwill and deposit base intangible included in other assets is $1,308,785 and $791,389, respectively. In regard to the purchase of American Bancorp, Inc., the Bank recorded goodwill totaling $906,588 and a deposit base intangible totaling $1,600,000. At December 31, 1996, the amount of goodwill and deposit base intangible included in other assets was $785,700 and $1,142,872, respectively. The goodwill is being amortized straight line over 15 years, while the deposit base intangible is being amortized over 7 years.

Provision for Loan Losses

     Provisions for loan losses are charged to income based on a periodic review and evaluation of various factors affecting the value of loans receivable, including the borrower's financial ability to pay, value of collateral, current economic conditions, and the overall quality of the loan portfolio. In 1995, the Corporation adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." Under the new standard, the allowance for losses related to loans that are identified for evaluation in accordance with SFAS No. 114 is based on discounted cash flows using the loan's initial effective interest rate or the fair value for certain collateral-dependent loans. Prior to 1995, the allowance for loan losses related to these loans was based on undiscounted cash flows or the fair value of the collateral for collateral-dependent loans. At December 31, 1996 and 1995, the recorded investment in loans that are considered impaired under Statement 114 was $6.5 and $6.3 million, respectively, of which $4.2 and $4.5 million were on a non-accrual basis. Loans are considered non-accrual if the most likely corrective action taken by the Bank will either be the repossession of the collateral or the charge-off of the loan. The impaired loan balances at December 31, 1996 and 1995 are net of specific reserve for loan losses totaling $845,000 and $530,000, respectively. Management has determined, based on anticipated discounted cash flows, that impaired loans with balances of $2.6 million and $2.1 million, respectively, at December 31, 1996 and 1995 will be repaid in full with no loss incurred by the Bank. The average recorded investment in impaired loans during the year ended December 31, 1996 and 1995, was $6.3 and $5.9 million, respectively. The Bank recognized interest income on those impaired loans of $298,000 in 1996 and $425,000 in 1995 which included $197,000 and $322,000 of interest income recognized using the cash basis method of income recognition. Management believes that the allowance for loan losses is adequate to absorb potential losses in the portfolio, however, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies periodically review the provision for loan losses. These agencies may require that additions be made to allowance for loan losses based upon their judgment of information available to them at the time of their examination. This evaluation is inherently subjective as it requires material estimates including the amount and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change.

Earnings Per Share

     Earnings per share are determined by dividing net income for the year by the weighted-average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents assume exercise of stock options, and the calculation assumes purchase of treasury stock with the proceeds at the average market price for the period (when dilutive). Fully diluted earnings per share equals the primary amount.

Accounting for Mortgage Servicing Rights

     In 1996, the Corporation adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," which requires that a separate asset right to service mortgage loans for others be recognized, regardless of how those servicing rights are acquired. The effect of the adoption of this standard was not material.

Accounting for Stock-Based Compensation

     The Corporation accounts for its Stock Option Plan in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Under APB Opinion No. 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

SFAS No. 125

     In June 1996, the Financial Accounting Standards Board (FASB) issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which addresses the accounting for transfers and servicing of financial assets and extinguishments of liabilities. The Corporation will apply SFAS No. 125 to transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and, based on current circumstances, does not believe the effect of adoption will be material.

Stock Split

     On April 21, 1994, the Corporation's Board of Directors declared a stock split in the form of a three-for-two stock dividend to shareholders of record as of May 17, 1994. All references to number of shares, except shares authorized, and to per share information in the consolidated financial statements, have been adjusted to reflect the stock split on a retroactive basis.

Employee Stock Ownership Plan

     The Corporation has established an Employee Stock Ownership Plan ("ESOP") for its employees. Beginning January 1, 1994, the Corporation prospectively adopted the American Institute of Certified Public Accountants ("AICPA") Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." SOP 93-6 requires the recognition of compensation expense for ESOP shares acquired after 1992 and not committed to be released before the beginning of 1994, be measured based on the fair value of those shares when committed to be released to employees, rather than based on their original cost.

     As of December 31, 1996, the ESOP had 29,706 shares acquired after January 1, 1993 that are committed to be released beginning in 1997. The adoption of SOP 93-6 had no impact on net income for the year ended December 31, 1995 and 1996. The effect of SOP 93-6 on net income in 1997 and beyond is not determinable because it is based on future prices of the Corporation's stock. Under SOP 93-6, dividends on the unallocated ESOP shares were reported as a reduction of accrued interest on the ESOP borrowings rather than as a reduction of retained earnings.

Loan Servicing Fees

     The Corporation services mortgage loans for permanent investors under servicing contracts. Fees earned for servicing loans owned by investors are based on the outstanding principal balances of the loans being serviced, and are recognized as income when the related mortgage payments are received. Loan servicing costs are charged to expense as incurred.

Note B -- Mergers & Acquisitions

     On November 14, 1996, the Corporation entered into an Agreement and Plan of Merger ("Merger Agreement") with Pinnacle Financial Services, Inc. ("Pinnacle"), a bank and savings and loan holding company located in St. Joseph, Michigan. The Merger Agreement provides for a "merger of equals" with Pinnacle to be accounted for as a pooling of interests. Upon completion of the Merger, (a) the Corporation will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and (b) each issued and outstanding share of common stock of the Corporation will be converted into one share of common stock of Pinnacle. Conditions to the consummation of the merger include, among other things, requisite and satisfactory stockholder and regulatory approvals and the receipt of certain opinion and certificates. It is anticipated the merger will occur in the second quarter of 1997.

     With the execution of the Merger Agreement, Pinnacle (as issuer) and the Corporation (as grantee) entered into the Pinnacle Stock Option Agreement pursuant to which Pinnacle granted to the Corporation the Pinnacle Option. At the same time, the Corporation (as issuer) and Pinnacle (as grantee) entered into the IFC Stock Option Agreement, pursuant to which the Corporation granted to Pinnacle the IFC Option. The Pinnacle Stock Option Agreement provides for the purchase by the Corporation of 591,678 shares of Pinnacle Common Stock at an exercise price of $24.625 per share. The IFC Stock Option Agreement provides for the purchase by Pinnacle of 470,361 shares of the Corporation Common Stock at an exercise price of $19.875 per share. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated. The options would be eligible for exercise only upon the occurrence of specific "Events" deemed detrimental to the merger process.

     On January 31, 1995, the Corporation acquired, for $8.2 million, NCB Corporation ("NCB"), a bank holding company with total assets of approximately $45.0 million with offices in Culver and Granger, Indiana. The operations of NCB are included in the Corporation's Consolidated Statements of Income from the acquisition date and reflect the application of the purchase method of accounting. Under this method of accounting, the aggregate cost to the Corporation of the acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of January 31, 1995.

     On December 12, 1994, the Corporation acquired, for $7.1 million, American Bancorp, Inc. ("ABI"), a bank holding company with total assets of approximately $65.0 million with offices in North Judson, Knox, and San Pierre, Indiana. The operations of ABI are included in the Corporation's Consolidated Statements of Income from the acquisition date and reflect the application of the purchase method of accounting. Under this method of accounting, the aggregate cost to the Corporation of the acquisition was allocated to the assets acquired and liabilities assumed, based on their estimated fair values as of December 12, 1994.

     Pro forma results of operations assuming the NCB acquisition had occurred on January 1, 1995 would not differ materially from historical results.

                              Note C -- Securities

The amortized cost and fair values of investments in debt securities are as follows:

                                                                       Available-For-Sale Securities
                                                                              December 31, 1996
                                                  ---------------------------------------------------------------------
                                                                          Gross             Gross
                                                    Amortized          Unrealized        Unrealized             Fair
                                                      Cost                Gains            Losses               Value
                                                  ------------        -----------        -----------       ------------
U.S. Government and agency securities             $ 35,128,056        $  410,074         ($ 190,859)       $ 35,347,271
Collateralized mortgage obligations                 23,974,110             6,090           (146,119)         23,834,081
Corporate debt securities                           12,000,000                --            (33,390)         11,966,610
Asset-backed securities                             14,472,949            64,347           (227,644)         14,309,652
Municipal securities                                   937,061            43,238             (5,300)            974,999
                                                  ------------        ----------         ----------        ------------
Total investment securities                         86,512,176           523,749           (603,312)         86,432,613

Mortgage-backed securities                          42,605,384           803,360           (127,581)         43,281,163
                                                  ------------        ----------         ----------        ------------
Total available-for-sale securities               $129,117,560        $1,327,109         ($ 730,893)       $129,713,776
                                                  ============        ==========         ==========        ============
                                                                        Available-For-Sale Securities
                                                                              December 31, 1995
                                                  ---------------------------------------------------------------------
                                                                          Gross             Gross
                                                    Amortized          Unrealized        Unrealized             Fair
                                                      Cost                Gains            Losses               Value
                                                  ------------        ------------       -----------        -----------

U.S. Government and agency securities              $23,041,022        $  747,625          $    --           $23,788,647
Collateralized mortgage obligations                 33,039,197           118,469           (215,244)         32,942,422
Corporate debt securities                           12,458,758             4,806           (103,691)         12,359,873
Asset-backed securities                              1,998,129            81,871              --              2,080,000
Municipal securities                                 1,444,488            58,725             (1,262)          1,501,951
Total investment securities                         71,981,594         1,011,496          ( 320,197)         72,672,893
                                                  ------------        ----------         ----------        ------------
Mortgage-backed securities                          26,138,126           600,797             (1,580)         26,737,343
                                                  ------------        ----------         ----------        ------------
Total available-for-sale securities                $98,119,720        $1,612,293          ($321,777)        $99,410,236
                                                   ===========        ==========          =========         ===========

The amortized cost and estimated market value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                   Securities
                               available-for-sale
                                                                      Estimated
                                                    Amortized          Market
                                                      Cost              Value
                                                      ----              -----
Due in one year or less                           $  8,740,858      $  8,778,472
Due after one year through five years               15,589,959        15,565,808
Due after five years through ten years              26,816,621        26,969,418
Due after ten years                                 35,364,738        35,118,915
                                                  ------------      ------------
   Total investment securities                      86,512,176        86,432,613
Mortgage-backed securities                          42,605,384        43,281,163
                                                  ------------      ------------
   Total securities                               $129,117,560      $129,713,776
                                                  ============      ============

Proceeds from the sale of investments in debt securities (excluding trading securities) for the years ended December 31, 1996, 1995, and 1994 were $6,571,875, $71,283,634, and $8,865,379, respectively. Gross gains realized on these sales were $82,908, $1,024,109 and $12,270 for 1996, 1995, and 1994,
respectively, and gross losses realized on these sales were $11,442, $583,530, and $0 for 1996, 1995, and 1994, respectively, resulting in a tax liability of $28,000, $175,000, and $5,000, respectively.

                           Note D -- Loans Receivable

Loans receivable at December 31, 1996
and 1995 consist of the following:

                                                                                December 31,
                                                    --------------------------------------------------------------------
                                                       Carrying             Fair            Carrying            Fair
                                                        Amount              Value            Amount             Value
                                                         1996               1996              1995              1995
                                                    -------------      -------------     -------------     -------------
Real estate loans:
   One- to four-family residential .............    $ 287,655,315      $ 288,006,203     $ 278,679,552     $ 283,482,597
   Agricultural ................................       11,510,639         11,364,076        12,939,809        12,939,809
   Income-producing property ...................       99,444,077         99,061,503        83,452,762        80,230,440
   Construction, one- to four-family residential       20,775,389         20,779,754        13,369,811        13,386,421
   Construction, income-producing property .....        8,752,580          8,725,587         6,085,230         6,085,240
                                                    --------------------------------------------------------------------
     Total real estate loans ...................      428,138,000        427,937,123       394,527,164       396,124,507
Consumer loans .................................      120,125,790        120,641,042        82,762,062        82,893,129
Commercial loans ...............................       87,322,444         87,232,056        55,124,442        54,701,144
                                                    --------------------------------------------------------------------
                                                      635,586,234        635,810,221       532,413,668       533,718,780
Less:
   Unearned discounts ..........................           59,339               --             197,669              --
   Undisbursed portion of loan proceeds ........        7,829,987          7,829,987         3,932,784         3,932,784
   Net deferred loan fees and costs ............       (1,344,617)              --          (1,064,813)             --
                                                    --------------------------------------------------------------------
     Loans receivable ..........................      629,041,525        627,980,234       529,348,028       529,785,996
   Allowance for loan losses ...................        7,457,791               --           6,655,071              --
                                                    --------------------------------------------------------------------
     Loans receivable, net .....................    $ 621,583,734      $ 627,980,234     $ 522,692,957     $ 529,785,996
                                                    ====================================================================
Weighted-average interest rate .................             8.45%                                8.56%
                                                    ====================================================================

Credit is extended based on an evaluation of the borrower's financial condition, the value of the collateral, and in the case of income-producing property, the sufficiency of net cash flows from the property's operation to service debt. When loans are made to businesses, personal guarantees may also be required of major shareholders or partners.

Loans collateralized by income-producing property are used in the following industries:

                                                                               December 31,
                                             -----------------------------------------------------------------------------
                                                             1996                                        1995
                                             -----------------------------------------------------------------------------
Dollars in thousands (000s)                  Recourse    Non-recourse      Total        Recourse     Non-recourse    Total
                                             --------    ------------   --------        --------     ------------    -----
Land development                             $ 5,139           --       $  5,139        $ 3,662       $   --       $ 3,662
Hotels/motels                                 16,906          3,117       20,023         11,750         4,130       15,880
Multi-family apartments                       23,858         10,606       34,464         13,264         9,617       22,881
Shopping centers                               2,920          6,644        9,564          2,090         7,952       10,042
Nursing homes                                  7,902           --          7,902          6,237           --         6,237
Office/warehouse                              17,260            236       17,496          9,246         2,138       11,384
Mobile home parks                              9,666           --          9,666         15,180            --       15,180
Medical/professional                           3,922             21        3,943          4,189            83        4,272
                                             -------       --------     --------        -------       -------      -------
                                             $87,573       $ 20,624     $108,197        $65,618       $23,920      $89,538
                                             =======       ========     ========        =======       =======      =======

Loans collateralized by income-producing property categorized by state consist of the following:

                                                                               December 31,
                                             -----------------------------------------------------------------------------
                                                             1996                                        1995
Dollars in thousands (000s)                  Recourse    Non-recourse      Total        Recourse     Non-recourse    Total
                                             --------    ------------   --------        --------     ------------    -----
Indiana                                     $65,357        $ 11,651     $ 77,008        $47,570      $12,954       $60,524
Illinois                                      6,782             682        7,464          4,525          692         5,217
Michigan                                      9,325           3,434       12,759          7,865        3,464        11,329
Kentucky                                        860            --            860            887           --           887
Georgia                                         952           2,769        3,721          2,300        2,749         5,049
Florida                                       1,339           1,630        2,969            143        2,896         3,039
Ohio                                            970             458        1,428            301        1,165         1,466
Others                                        1,988            --          1,988          2,027          --          2,027
                                             -------       --------     --------        -------       -------      -------
                                            $87,573        $ 20,624     $108,197        $65,618      $23,920       $89,538
                                            =======        ========     ========        =======      =======       =======

Changes in the allowance for loan losses are as follows:

                                                    Year Ended December 31,
                                        -------------------------------------------
                                            1996            1995            1994
                                        -----------     -----------     -----------
Balance at beginning of year .......    $ 6,655,071     $ 6,100,951     $ 5,355,599

Acquired from NCB Corporation ......           --           756,611            --
Acquired from American Bancorp, Inc.           --              --           655,159
Provision for losses ...............      1,115,000         176,967         178,822
Charge-offs ........................       (443,822)       (455,499)       (180,386)
Recoveries .........................        131,542          76,041          91,757
                                        -----------     -----------     -----------
   Balance at end of year ..........    $ 7,457,791     $ 6,655,071     $ 6,100,951
                                        ===========     ===========     ===========

Charge-offs include allowances for losses at the time loans are foreclosed and transferred to real estate owned. At December 31, 1996, 1995, and 1994, loans serviced for others were $146.0 million, $125.0 million, and $144.2 million, respectively. At December 31, 1996, the Bank had commitments to originate and purchase loans of approximately $28.9 million, of which $4.7 million had fixed interest rates and available, but unfunded lines of credit totaled $19.9 million. At December 31, 1995, commitments to originate and purchase loans approximated $27.1 million of which $3.9 million had fixed interest rates and available, but unfunded lines of credit totaled $27.6 million. The Bank uses the same credit policies in making commitments as it does for on-balance sheet instruments. The Corporation had loans outstanding of $6.6 million and $4.8 million at December 31, 1996 and 1995, respectively, to developments in which a subsidiary of the Corporation is a limited partner. These loans are secured by multi-family housing projects.

                   Note E -- Office Properties and Equipment

The following is a summary of office
properties and equipment accounts:

                                Estimated Useful                 December 31,
                                  (in years)            1996                    1995
                                  ----------            ----                    ----
Cost:
   Land                                --           $ 2,253,318             $ 2,223,864
   Building                          29.0            10,559,205              10,103,183
   Parking lot improvements          10.0               194,172                 194,172
   Furniture and fixtures             6.4             9,462,394              10,691,293
                                     ----           -----------             -----------
                                                     22,469,089              23,212,512
Less allowances for depreciation                     11,992,478              12,292,897
                                                    -----------             -----------
                                                    $10,476,611             $10,919,615
                                                    ===========             ===========

Depreciation expense was $1,300,487, $1,268,510, and $867,168 for 1996, 1995
and 1994, respectively.

                               Note F -- Deposits

                                                                                   December 31,
                                                   -------------------------------------------------------------------------------
                                                   Weighted-Average   Carrying        Fair           Carrying            Fair
Deposits at December 31, 1996                       Interest Rate      Amount         Value           Amount             Value
and 1995 consist of the following:                  1996    1995        1996          1996             1995               1995
                                                   -------------------------------------------------------------------------------
Negotiable order of withdrawal (NOW accounts)       2.13%  2.11%   $ 53,459,320   $ 53,459,320      $ 55,148,995      $ 55,148,995
Non-interest bearing ........................         --     --      31,685,860     31,685,860        28,260,577        28,260,577
Passbook savings ............................       3.13   2.93      55,966,713     55,966,713        43,914,645        43,914,645
Money market accounts
   Demand ...................................       4.96   2.86      24,011,992     24,011,992         3,658,104         3,658,104
   Prestige/Savers Edge statement accounts ..       2.86   2.87      58,798,241     58,798,241        78,027,449        78,027,449
                                                    ----   ----    ------------   ------------      ------------      ------------
     Total non-certificate accounts .........                       223,922,126    223,922,126       209,009,770       209,009,770
Certificates ................................       5.71   5.69     251,703,615    251,805,927       237,425,096       238,809,995
Individual retirement accounts ..............       5.87   5.89      52,192,693     52,225,283        53,299,470        53,649,676
Negotiated interest rate certificates .......       5.42   5.48      38,639,494     38,656,921        30,802,550        30,824,850
                                                    ----   ----    ------------   ------------      ------------      ------------
     Total certificate accounts .............                       342,535,802    342,688,131       321,527,116       323,284,521
Accrued interest payable ....................                         2,620,067      2,620,067         2,359,039         2,359,039
                                                    ----   ----    ------------   ------------      ------------      ------------
                                                    4.47%  4.36%   $569,077,995   $569,230,324      $532,895,925      $534,653,330
                                                    ====   ====    ============   ============      ============      ============

The scheduled maturities of
certificate accounts are as follows:

                                                       December 31,
                                                       ------------
                                                           1996
                                                       ------------
Within one year                                        $268,291,963
From one to two years                                    51,656,917
From two to three years                                   9,825,020
From three to four years                                  4,774,069
From four to five years                                   3,497,894
After five years                                          4,489,939
                                                       ------------
                                                       $342,535,802
                                                       ============

Interest expense on deposits
consists of the following:

                                               Year Ended December 31,
                                 -----------------------------------------------
                                     1996              1995              1994
                                 -----------       -----------       -----------
NOW accounts .............       $ 1,086,625       $ 1,079,320       $   765,244
Passbooks ................         1,620,929         1,331,900           736,295
Money market accounts ....         2,396,920         2,618,860         3,486,369
Certificate accounts .....        19,333,980        17,392,997        11,491,653
                                 -----------       -----------       -----------
                                 $24,438,454       $22,423,077       $16,479,561
                                 ===========       ===========       ===========

At December 31, 1996, the Bank had 512 deposit accounts, or approximately $115.9 million, with balances greater than $100,000. At December 31, 1995, the Bank had 440 deposit accounts, or approximately $94.4 million, with balances greater than $100,000.

         Note G -- Federal Home Loan Bank Advances and Other Borrowings

Borrowings at December 31, 1996
and 1995, consist of the following:

                                                      Weighted-
                                                       Average
                                         Year of       Interest         Carrying         Fair         Carrying          Fair
                                        Maturity         Rate            Amount          Value         Amount           Value
                                        ---------------------------------------------------------------------------------------
                                                    1996     1995         1996           1996           1995            1995
                                        ----------  ----     ----     ------------   ------------   ------------   ------------
Federal Home Loan Bank
of Indianapolis:
                                         1996        --      5.88%    $     --       $      --      $ 75,182,530   $ 75,242,460
                                         1997       5.92%    5.96%     135,246,158    135,259,683     14,246,158     14,292,069
                                         1998       5.92%    5.71%      22,750,963     22,684,985     14,450,999     14,450,049
                                         1999       6.74%    6.73%       5,074,913      5,129,722         74,913         78,254
                                         2000/2003  6.73%    6.73%         393,441        395,448        393,441        410,988
                                         --------------------------------------------------------------------------------------
                                                                       163,465,475    163,469,838    104,348,041    104,473,820

Reverse repurchase agreements            1996        --      5.39%          --              --         9,407,500      9,407,500
                                         1997       5.60%     --         9,131,250      9,131,250          --             --

Guaranteed ESOP obligation-- Note J                                        203,096        203,096        349,934        349,934

Federal funds purchased                  1997       7.31%    --         20,000,000     20,000,000          --             --
                                         --------------------------------------------------------------------------------------
Total Advances and Other Borrowings                 6.08%    5.83%    $192,799,821   $192,804,184   $114,105,475   $114,231,254
                                        =======================================================================================

The Bank is required to maintain qualifying loans in its portfolio of at least 170% of outstanding advances as collateral for advances from the Federal Home Loan Bank of Indianapolis. The required amount at December 31, 1996, is approximately $278,000,000. In addition, Federal Home Loan Bank stock is assigned as collateral on such advances. The Bank enters into sales of securities with agreements to repurchase (reverse repurchase agreements) that are treated as financings. Outstanding reverse repurchase agreements at December 31, 1996, totaled $9.1 million. The collateral for these borrowings at December 31, 1996, was U.S. Government securities with an aggregate amortized cost of $9.2 million and market value of $9.1 million. The securities underlying the agreements are delivered to the dealers that arrange the transactions. The dealers agree to resell to the Bank the same securities at the maturity of the agreements. All agreements are transacted with dealers considered to be "primary dealers." The highest month-end balances of reverse repurchase agreements were $27.8 million, $53.0 million and $52.3 million for 1996, 1995 and 1994, respectively. The average outstanding balances of reverse repurchase agreements were $11.4 million, $18.0 million and $25.6 million for 1996, 1995 and 1994, respectively.

                             Note H -- Income Taxes

The Bank has qualified under provisions of the Internal Revenue Code that permit it to deduct from taxable income an allowance for bad debts that differs from the provision for such losses charged to income. Accordingly, the Bank has base year tax reserves of approximately $9,210,000 for which no provision for federal income taxes has been made. If, in the future, this portion of retained earnings is used for any purpose other than to absorb bad debt losses, or if the Bank fails to meet the tax requirements to qualify as a savings and loan institution, federal income taxes may be imposed at the then applicable rates. If federal income taxes had been provided, the deferred tax liability would have been approximately $3,223,500.

The components of the provision for income taxes are as follows:

                                  1996                1995               1994
                             -----------         -----------         -----------
Current:
Federal .............        $ 1,465,572         $ 1,601,897         $ 1,595,725
State ...............            639,941             782,119             781,428
Deferred ............           (944,813)            (66,155)            689,204
                             -----------         -----------         -----------
                             $ 1,160,700         $ 2,317,861         $ 3,066,357
                             ===========         ===========         ===========

A reconciliation of the statutory federal income tax rate to the effective income tax rate is as follows:

                                         1996            1995         1994
                                        -----           ------       -----
Statutory rate .....................     35.0%           35.0%        35.0%
Increase (decrease) in income
   tax resulting from:
Low income housing credit ..........    (19.7)          (12.0)        (8.0)
Tax exempt interest on
   earning assets ..................     (1.5)           (1.0)        (1.0)
State taxes ........................      6.2             5.4          5.8
Other ..............................      0.1            (3.3)        (2.1)
                                       ------           -----         ----
Effective rate .....................     20.1%           24.1%        29.7%
                                       ======           =====        =====


Significant components of the deferred tax liabilities and assets at December 31, 1996 and 1995, are as follows:

                                                            1996            1995
                                                       -----------     -----------
Deferred tax liabilities:
   Loan fees deferred for income tax
     purposes .....................................    $ 1,104,268     $ 1,161,191
   Depreciation ...................................        600,077         563,568
   Stock dividends on FHLB stock ..................        255,850         238,452
   Available-for-sale securities adjustment .......        236,161         511,173
   Accrued interest on mortgage loans .............         93,849         106,930
   Excess of tax accumulated provision
     for losses over base year ....................        131,015          41,762
   Deposit base intangible ........................        822,061         918,355
   Other ..........................................        580,938         492,432
                                                       -----------     -----------
                                                       $ 3,824,219     $ 4,033,863
Deferred tax assets:
   General valuation reserves .....................      2,769,478       2,275,529
   Net operating loss carry forward and tax credits        825,795         440,316
   Other, net .....................................      1,398,989       1,268,236
                                                       -----------     -----------
                                                         4,994,262       3,984,081
                                                       -----------     -----------
Net deferred (asset) liability ....................    ($1,170,043)    $    49,782
                                                       ===========     ===========

Current and deferred income taxes consists of the following:

                                                       1996              1995
                                                  -----------       -----------
Income taxes currently
   (receivable) payable ....................      $    57,981       ($  521,712)
Deferred income tax (asset) liability ......       (1,170,043)           49,782
                                                   ==========            ======

Deferred income taxes result from temporary differences in the basis of assets and liabilities for financial reporting and income taxes.

The source of these temporary differences and their resulting effect on income tax expense are as follows:

                                             1996          1995          1994
                                          ---------     ---------     ---------

General valuation allowance ..........    ($493,949)    ($433,119     $   3,456
Excess of tax accumulated
   provision for losses
   over base year ....................       89,253      (394,863)      123,864
Purchase accounting adjustments ......         --         585,953          --
Loan fees deferred for income
   tax purposes ......................      (56,923)     (158,448)      331,377
Depreciation .........................       36,509        87,081       281,306
Other, net ...........................     (519,703)      247,241       (50,799)
                                          ---------     ---------     ---------
                                          ($944,813)    ($ 66,155)    $ 689,204
                                          =========     =========     =========

             Note I -- Shareholders' Equity and Regulatory Capital

     The Bank is subject to various regulatory capital requirements administered by the federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional--discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of core, tangible, and risk-based capital. Management believes that, as of December 31, 1996, the Bank meets all capital adequacy requirements to which it is subject.

     As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum core, tangible and risk-based capital ratios as set forth in the table. No conditions or events have occured since that notification that management believes have changed the institution's category.

     The Bank's actual capital amounts and ratios are also presented in the table. No amount was required to be deducted from capital for interest-rate risk.

Shareholders' Rights Plan

On February 26, 1992, the Corporation declared a distribution of one common stock purchase right for each share of the Corporation's common stock outstanding on March 6, 1992. Each right would initially entitle the shareholder to purchase one share of the Corporation's common stock at an exercise price of $30.00 per share, subject to adjustment. The rights are not currently exercisable, but would become exercisable if certain events occurred related to a person or group ("Acquiring Person") acquiring or attempting to acquire 10% or more of the outstanding shares of common stock. In the event that the rights become exercisable, each right (except for rights beneficially owned by the Acquiring Person, which become null and void) would entitle the holder to purchase, for the exercise price then in effect, shares of the Corporation's common stock having a value of twice the exercise price. The rights may be redeemed by the Board of Directors in whole, but not in part, at a price of $.01 per right. The rights have no voting or dividend privileges and are attached to, and do not trade separately from, the common stock. In connection with the proposed merger with Pinnacle, the Corporation intends to redeem the rights at a price of $.01 per right or approximately $50,000.

                                                                                 To Be Well-Capitalized
                                                                                      Under Prompt
                                                    For Capital Adequacy           Corrective Action
                              Actual                      Purposes                     Provisions
                       ---------------------------------------------------------------------------------
                         Amount     Percent         Amount       Percent           Amount       Percent
                       -----------  -------       -----------    -------         -----------    -------
At Dec. 31, 1996:
   Risk-based          $55,594,427   9.78%        $45,464,897     8.00%          $56,816,121      10.00%
   Core                $49,443,445   6.01%        $24,665,142     3.00%          $41,108,570       5.00%
   Tangible            $49,443,445   6.01%        $12,232,571     1.50%          $20,554,285       2.50%

At. Dec. 31, 1995
   Risk-based          $58,849,581  12.97%        $36,322,960     8.00%          $45,403,700      10.00%
   Core                $53,416,120   7.48%        $21,414,630     3.00%          $35,691,050       5.00%
   Tangible            $48,255,481   6.81%        $10,617,705     1.50%          $17,696,175       2.50%

                           Note J -- Stock Option Plan

     The Corporation has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Corporation's stock option plan has authorized the grant of incentive and non-qualified stock options to certain directors, officers, and key employees. At December 31, 1996, there were 275,946 shares of common stock available for future grant or award. All options granted have 10 year terms and vest and become fully exercisable over a 5 year period from the grant date.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, which also requires that the information be determined as if the Corporation has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rate of 6.5%; a dividend yield of 3.75%; volatility factors of the expected market price of the Corporation's common stock of .216%; and a weighted-average expected life of the option of 7 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Corporation's pro forma information follows (in thousands except for earnings per share information):

                              1996              1995
                          ----------         ----------
  Pro forma net income    $4,573,879         $7,303,890
  Pro forma earnings
   per share              $     0.95         $     1.51

     Because Statement 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 2000.

A summary of the Corporation's stock options activity, and related information for the years ended December 31, follows:

                                                1996                         1995                         1994
                                        ------------------------------------------------------------------------------------
                                                  Weighted-Average             Weighted-Average             Weighted-Average
                                        Options    Exercise Price     Options   Exercise Price    Options    Exercise Price
                                        -------   ----------------    -------  ---------------   --------   ----------------
Outstanding--beginning of
     year                               257,014       $12.20          303,316      $15.35         332,463      $ 6.80
Granted                                  50,500        20.54           82,025       16.66          76,248       16.49
Exercised                                54,584         5.52           88,810        6.41          95,456        5.84
Forfeited                                11,441        14.33           39,517       12.43           9,939       13.20
                                        ------------------------------------------------------------------------------------
Outstanding--end of year                241,489       $15.35          257,014      $12.20         303,316      $ 9.33
                                        ------------------------------------------------------------------------------------

Exercisable at end of year              147,740       $13.62          160,661      $10.52         147,740      $13.62

Weighted-average fair value
     of options granted during
     the year                                         $ 4.83                       $ 3.92
                                        ====================================================================================

Exercise prices for options outstanding as of December 31, 1996, ranged from $4.625 to $21.00. The weighted-average remaining contractual life of those options is 7.1 years.

                           Note K -- Retirement Plans

     The Corporation has established a leveraged Employee Stock Ownership Plan ("ESOP") in which all employees who attain minimum age and service requirements are eligible to participate. The Corporation is to make contributions on behalf of each participant at the rate of 1 percent of such participant's total compensation. The Board of Directors may authorize additional contributions at its discretion. The Corporation recorded expenses related to these plans of $278,000, $407,000, and $402,000 for the years ended December 31, 1996, 1995, 1994, respectively. The Corporation's 1996 contribution to the ESOP was $350,350 compared to $382,628 in 1995 and $362,093 in 1994. The ESOP entered into a loan agreement to borrow up to $1,200,000 from an unrelated financial institution to purchase shares of common stock in the open market. The loan is unconditionally guaranteed by the Corporation and an equivalent amount, which is comparable to unearned compensation, is shown as a deduction of shareholders' equity. Both the liability and the amount of shareholders' equity will be reduced in equal amounts as the ESOP repays the borrowing. The ESOP will repay the loan, plus interest, over a ten-year period using Corporation contributions.

     At December 31, 1996 and 1995, the outstanding ESOP loan balance was $203,096 and $349,934, respectively. The interest incurred on the ESOP loan amounted to $18,950 in 1996, $31,250 in 1995, and $29,848 in 1994. Dividends
earned on unallocated shares are used to purchase additional shares of stock for the ESOP. Dividends paid on the unallocated ESOP shares totaled $45,519 in 1996, $50,023 in 1995, and $53,780 in 1994. The table below summarizes shares of Corporation Stock held by the ESOP.

                                                               December 31,
                                                        ------------------------
                                                          1996           1995
                                                        -------        ---------
Shares allocated to participants ...............         185,171         168,396
Unallocated shares:
   Grandfathered under SOP 93-6 ................          10,672          31,507
   Unearned ESOP shares ........................          29,706          24,004
                                                        --------        --------
     Total .....................................         225,549         223,907
                                                        ========        ========
   Fair value of unearned ESOP shares ..........        $664,671        $510,085
                                                        ========        ========

     The Corporation sponsors a stock-based deferred compensation plan for directors, in which directors can defer fees and purchase phantom units on the Corporation's common stock at $11.63. The amount charged to expense related to this plan was $156,839, $162,199, and $54,198 in 1996, 1995, and
1994, respectively. At December 31, 1996, the directors had purchased 31,894 phantom units of which 8,903 were purchased in 1996. The Corporation has purchased corporate-owned life insurance to partially fund its obligation under this plan. The Corporation has a supplemental executive retirement plan for certain senior executives. The plan provides for a retirement benefit based on years of service and compensation levels. The Corporation has purchased corporate-owned life insurance to partially fund its obligation under this plan. The expense recognized in 1996 totaled $230,000 compared to $25,000 in 1995 and $105,000 in 1994.

                   Note L -- Quarterly Results of Operations

                                                1996                                                      1995
                       -------------------------------------------------------------------------------------------------------------
                                         Three Months Ended                                       Three Months Ended
(unaudited)               Dec. 31      Sept. 30        June 30       March 31       Dec. 31     Sept. 30      June 30      March 31
                       ------------------------------------------------------   ----------------------------------------------------
Interest income .......$15,458,198   $14,545,647    $13,498,320   $13,357,016   $13,961,413   $13,649,808  $13,840,792   $13,718,202
Interest expense ......  8,919,750     8,134,904      7,494,116     7,310,911     7,590,639     7,445,388    7,518,574     7,385,932
                       -------------------------------------------------------------------------------------------------------------
Net interest income ...  6,538,448     6,410,743      6,004,204     6,046,105     6,370,774     6,204,420    6,322,218     6,332,270
Provision for
 loan losses...........     650,000       265,000        150,000        50,000          --           2,357       30,459      144,151
Other income ..........  1,404,681     1,069,504        826,369     1,049,534     1,365,746       942,407    1,716,444       654,565
Other expense .........  5,298,292     7,405,268      4,884,901     4,862,902     5,697,768     4,895,189    4,767,007     4,749,762
                       -------------------------------------------------------------------------------------------------------------
Income (loss) before
 income taxes..........  1,994,837      (190,021)     1,795,672     2,182,737     2,038,752     2,249,281    3,241,196     2,092,922
Income taxes ..........    573,700      (384,700)       425,600       546,100       182,216       571,260    1,012,315       552,070
                       -------------------------------------------------------------------------------------------------------------
Net income ............$ 1,421,137   $   194,679    $ 1,370,072   $ 1,636,637   $ 1,856,536   $ 1,678,021   $2,228,881   $ 1,540,852
                       =============================================================================================================
Net earnings per share $      0.29   $      0.04    $      0.29   $      0.34   $      0.39   $      0.34   $     0.46   $      0.32
Dividends per share ...$      0.18   $      0.18    $      0.18   $      0.28   $     0.165   $     0.165   $    0.165   $     0.365
                       =============================================================================================================

During the third quarter of 1996, the Corporation recognized $2.8 million of other expense (.36 per share after tax effect) due to the recapitalization of the SAIF. During the fourth quarter of 1995, the provision for income taxes was reduced by $309,000 ($.07 per share) due to additional low-to-moderate income housing credits.

                   Note M -- Condensed Financial Information

(Parent company only):

                                                                  December 31,
                                                        ----------------------------
                                                             1996             1995
                                                        ------------    ------------
Statements of Condition
Assets:
Cash and cash equivalents ...........................   $  4,489,118    $  1,911,553
Dividend receivable from Indiana Federal Bank .......           --         3,727,205
Note receivable from IndFed Mortgage Company ........        950,000         950,000
Investment in Forrest Holdings, Inc. ................      2,500,000            --
Equity in net assets of Indiana Federal Bank ........     54,375,624      54,195,463
Equity in net assets of IndFed Mortgage Company .....      8,091,757       9,738,074
Equity in net assets of IFB Investment Services, Inc.        323,999         100,000
Other assets ........................................      1,280,783         548,418
                                                        ------------    ------------
                                                        $ 72,011,281    $ 71,170,713
                                                        ============    ============

Liabilities and Shareholders' Equity:
Other liabilities ...................................   $    645,001    $    440,537
Common stock ........................................         58,785          58,239
Additional paid-in capital ..........................     27,729,839      27,428,077
Unrealized gains on available-for-sale securities ...        360,055         779,343
Retained earnings ...................................     52,174,772      51,443,400
Treasury stock at cost ..............................     (8,754,075)     (8,628,949)
Guaranteed ESOP obligation ..........................       (203,096)       (349,934)
                                                        ------------    ------------
                                                        $ 72,011,281    $ 71,170,713
                                                        ============    ============

                                                                                  Years ended December 31,
                                                                      --------------------------------------------
                                                                           1996            1995            1994
                                                                      --------------------------------------------
Statements of Income
Equity in earnings of subsidiaries ................................   $  4,819,850    $  7,638,468    $  7,646,392
Other income ......................................................        300,843         134,510          55,451
                                                                      ------------    ------------    ------------
Total income ......................................................      5,120,693       7,772,978       7,701,843
Miscellaneous operating expenses ..................................        611,368         684,938         634,226
Federal income tax benefit ........................................       (113,200)       (216,250)       (194,658)
                                                                      ------------    ------------    ------------
Total expense .....................................................        498,168         468,688         439,568
                                                                      ------------    ------------    ------------
Net income ........................................................   $  4,622,525    $  7,304,290    $  7,262,275
                                                                      ============    ============    ============
Earnings per share ................................................   $       0.96    $       1.51    $       1.50
                                                                      ============    ============    ============

Statements of Cash Flow
Operating activities:
Net income ........................................................   $  4,622,525    $  7,304,290    $  7,262,275
Adjustments to reconcile net income to net cash used
   by operating activities:
   Equity in earnings of subsidiaries .............................     (4,819,850)     (7,638,468)     (7,646,392)
   Net change in other assets and liabilities .....................       (381,063)       (230,616)        (65,169)
                                                                      ------------    ------------    ------------
Net cash used by operating activities .............................       (578,388)       (564,794)       (449,286)
Investing activities:
Contribution of cash of Norcen Bank to Indiana Federal Bank .......           --        (1,312,904)           --
Payment for purchase of Norcen Bank, net of cash acquired .........           --        (6,440,229)           --
Payment for purchase of American Bancorp, Inc., net
   of cash acquired ...............................................           --              --         5,170,054
Contribution of cash of American State Bank to Indiana Federal Bank           --              --
                                                                                                       (11,905,055)
Purchases of treasury shares at cost ..............................       (125,126)       (400,184)     (1,534,421)
Dividends received ................................................      9,469,924      14,839,785      11,927,699
                                                                      ------------    ------------    ------------
Net cash provided by investing activities .........................      9,344,798       6,686,468       3,658,277
Financing activities:
Borrow funds to IndFed Mortgage Company ...........................           --          (950,000)           --
Purchase preferred stock of Forrest Holdings, Inc. ................     (2,500,000)           --              --
Purchase common stock of IFB Investment Services, Inc. ............           --          (100,000)           --
Capital contribution to IFB Investment Services, Inc. .............       (100,000)           --              --
Purchase common stock of IndFed Mortgage Company ..................           --        (1,000,000)           --
Net proceeds from sale of stock ...................................        302,308         569,280         551,186
Cash dividends and other financing activities .....................     (3,891,153)     (4,036,030)     (3,384,815)
                                                                      ------------    ------------    ------------
Net cash used by financing activities .............................     (6,188,845)     (5,516,750)     (2,833,629)
                                                                      ------------    ------------    ------------
Increase in cash and cash equivalents .............................      2,577,565         604,924         375,362
Cash and cash equivalents at beginning of year ....................      1,911,553       1,306,629         931,267
                                                                      ------------    ------------    ------------
Cash and cash equivalents at end of year ..........................   $  4,489,118    $  1,911,553    $  1,306,629
                                                                      ============    ============    ============

                 Note N -- Fair Value of Financial Instruments

     SFAS No. 107, "Disclosures about Fair Values of Financial Instruments," requires disclosure of information about the fair value of financial instruments for which it is practicable to estimate a value, whether or not recognized in the Statement of Condition. Whenever possible, quoted market prices were used to develop fair values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Therefore, in many cases the estimated fair values may not be realized in an immediate sale of the instruments.

     SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate of the estimated fair value amounts is not intended to represent the underlying value of the Corporation.

     The carrying amounts and the estimated fair values are as follows:

                                                    December 31, 1996                 December 31, 1995
                                            -------------------------------    -------------------------------
                                              Carrying          Estimated        Carrying           Estimated
                                               Amount          Fair Value         Amount           Fair Value
                                            ------------       ------------    ------------       ------------
Assets:
   Cash and cash equivalents                $ 25,886,539       $ 25,886,539    $ 28,447,952       $ 28,447,952
   Investment and mortgage-
     backed securities (Note C)              129,713,776        129,713,776      99,410,236         99,410,236
   Loans held for sale                         1,969,697          1,976,175      16,044,609         16,319,939
   Accrued interest receivable                 5,558,283          5,558,283       5,005,115          5,005,115
   FHLB Stock                                  8,173,300          8,173,300       7,739,700          7,739,700
   Loans receivable                          621,583,734        627,980,234     522,692,957        529,785,995
                                            ------------       ------------    ------------       ------------
Total asset financial instruments           $792,885,329       $799,288,307    $679,340,569       $686,708,937
                                            ============       ============    ============       ============
Liabilities:
   Deposits (Note F)                        $569,077,995       $569,230,324    $532,895,925       $534,653,329
   Federal Home Loan Bank advances
     and other borrowings (Note G)           192,799,821        192,804,184     114,105,475        114,231,254
   Advanced payments (escrows)                 1,175,407          1,175,407       1,409,051          1,409,051
   Interest Payable                              412,983            412,983         315,918            315,918
                                            ------------       ------------    ------------       ------------
Total liability financial instruments       $763,466,206       $763,622,898    $648,726,369       $650,609,552
                                            ============       ============    ============       ============

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and Cash Equivalents

The carrying amounts reported in the statement of condition for cash and short-term instruments approximate those assets' fair values.

Investment and Mortgage-Backed Securities

     Fair values for investment securities and mortgage-backed securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Loans Receivable

     For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values of conventional one- to four-family fixed-rate mortgage loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for consumer loans, income-producing property loans, and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The carrying amount of accrued interest approximates its fair value.

Off-Balance-Sheet Instruments

     The Bank's off-balance-sheet instruments consist primarily of loan commitments. The fair value for such commitments is nominal.

Deposits

     The fair value disclosed for interest-bearing and non-interest-bearing checking accounts are, by definition, equal to the carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-Term Borrowings

     The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

Long-Term Borrowings

     The fair values of the Bank's advances from the FHLB are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

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          Community involvement

     Indiana Federal officers, directors, and employees are active at many levels of community service and charity. They are presently serving as directors, officers, or members of the following:

American Cancer Society
Boy Scouts of America